CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 34 to the Registration Statement
(Form N-1A, No. 811-21569) of Pioneer Asset Allocation Trust, and to the incorporation by reference of our report, dated September 28, 2018, on Pioneer Solutions - Balanced Fund included in the Annual Reports to Shareholders for the fiscal year ended July 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
November 26, 2018